EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 of ITI Technologies, Inc. (Registrations No. 33-89826, No. 333-08943 and No. 333-08945) of our reports dated February 18, 1997, on our audits of the consolidated financial statements and financial statement schedule of ITI Technologies, Inc. as of December 31, 1995 and 1996, and for the years ended December 31, 1994, 1995 and 1996, which reports are included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
March 20, 1997